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

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


                                                           Years Ended
                                -------------------------------------------------------------------
                                January 30,   January 29,   January 28,   February 2,   February 1,
                                   1994          1995          1996          1997          1998
                                 (52 Weeks)    (52 Weeks)    (52 Weeks)    (53 Weeks)    (52 Weeks)
                                -----------   -----------   -----------   -----------   -----------
Income (loss) before
taxes and extraordinary item    $    (1,603)  $     6,415   $  (102,882)  $      (796)  $     3,286

Add:
  Interest expense                   26,588        27,367        29,526        29,781        29,618
  Amortization of
  finance cost                          862           906         1,004           687           602

  Portion of rentals
  representative of
  interest factor                     4,042         4,572         5,631         5,231         5,618
                                -----------   -----------   -----------   -----------   -----------
  Income before taxes and
  extra-ordinary items,
  as adjusted                   $    29,889   $    39,260   $   (66,721)  $    34,903   $    39,124
                                ===========   ===========   ===========   ===========   ===========
Fixed
Charges:
  Interest expense              $    26,588   $    27,367   $    29,526   $    29,781    $   29,618
  Amortization of
  finance cost                          862           906         1,004           687           602

  Portion of rentals
  representative of
  interest factor                     4,042         4,572         5,631         5,231         5,618

Preferred dividend
factor on pre-tax basis                 511           508           511           554           598
                                -----------   -----------   -----------   -----------   -----------
  Fixed charges,
  as adjusted                   $    32,003   $    33,353   $    36,672   $    36,253   $    36,436
                                ===========   ===========   ===========   ===========   ===========
Ratio of earnings
to fixed charges                         --        1.18:1            --            --        1.07:1
                                ===========   ===========   ===========   ===========   ===========
Excess of fixed
charges over
earnings                        $     2,114            --   $   103,393   $     1,350            --
                                ===========   ===========   ===========   ===========   ===========
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